Exhibit 10.20

Execution Version

FIRST AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) dated as of November 22, 2021, is entered into by and among BIG 5 SPORTING GOODS CORPORATION, a Delaware corporation (“Parent”), BIG 5 CORP., a Delaware corporation (“Big 5 Corp”), BIG 5 SERVICES CORP., a Virginia corporation (“Big 5 Services”, and together with Big 5 Corp, each a “Borrower” and collectively, the “Borrowers”), Parent and certain of its subsidiaries from time to time joined thereto, as guarantors thereunder (each, a “Guarantor” and collectively, the “Guarantors”), financial institutions party to the Loan Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”), with reference to the following facts:

RECITALS

A. WHEREAS, Borrowers, Guarantors, Lenders and Agent entered into that certain Loan, Guaranty and Security Agreement dated as of February 24, 2021 (as amended, restated, extended, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

B. WHEREAS, Borrowers have requested that the Agent and Lenders amend the Loan Agreement in certain respects, which Agent and Lenders are willing to do so, pursuant to the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. Any and all initially-capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment), without definition shall have the respective meanings specified in the Loan Agreement.

Section 1.02 Recitals. The Recitals above are incorporated herein as though set forth in full and Borrowers stipulate to the accuracy of each of the Recitals.

ARTICLE II

AMENDMENTS TO LOAN AND SECURITY AGREEMENT

Section 2.01 Amendment to Section 1.1 – Deleted Definitions. The definitions for “ISDA Definitions,” “LIBOR Replacement Date,” “LIBOR Successor Rate,” “LIBOR Successor Rate Conforming Changes,” “Pre-Adjustment Successor Rate,” “Related Adjustment,” “Relevant Governmental Body,” “SOFR,” and “Term SOFR” are hereby deleted from Section 1.1 of the Loan Agreement without replacement.

152152366_4

Section 2.02 Amendment to Section 1.1 – New Definitions. The following definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order to read as follows:

“First Amendment: that certain First Amendment to Loan, Guaranty and Security Agreement dated as of the First Amendment Effective Date.”

“First Amendment Effective Date: November 22, 2021.”

Section 2.03 Amendment to clause (c) of the Definition of “Permitted Indebtedness” in Section 1.1. Clause (c) of the definition of “Permitted Indebtedness” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Without duplication of Debt described in clause (f) of this definition, purchase money Debt of any Obligor to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that the amortization, maturity, collateral (if any) and subordination (if any), and other material terms thereof (other than the interest rate applicable thereto) taken as a whole, of any such refinancing, refunding, renewing or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are not materially less favorable to the Obligors or the Lenders than the terms of any agreement or instrument governing the Debt being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Debt does not exceed the then applicable market interest rate, provided, however, that the aggregate principal amount of Debt permitted by this clause (c) shall not exceed $20,000,000 at any time outstanding and further provided that, if requested by the Agent, the Obligors shall cause the holders of any such Debt which is secured by a Lien permitted pursuant to clause (h) of the definition of Permitted Liens to enter into a Lien Waiver on terms reasonably satisfactory to the Agent.”

For the avoidance of doubt, the definition of “Permitted Indebtedness” in Section 1.1 of the Loan Agreement shall otherwise remain in full force and effect.

Section 2.04 Amendment to Section 3.6. Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Section 3.6. Inability to Determine Rates.

3.6.1 Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month,

3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Agent determines that neither of such alternative rates is available. (y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(c) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(d) In connection with the implementation and administration of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e) The Agent will promptly notify the Borrowers of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent pursuant to this Section 3.6.1, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.6.1.

(f) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(b) Definitions. As used herein, the following terms have the meanings set forth below:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an interest period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.6.1 then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(1) For purposes of Section 3.6.1(a), the first alternative set forth below that can be determined by the Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(b) the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Agent determines that Term SOFR has become available and is administratively feasible for the Agent in its sole discretion, and the Agent notifies the Borrowers of such availability, then from and after the beginning of the interest period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2) For purposes of Section 3.6.1(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero (0), the Benchmark Replacement will be deemed to be zero (0) for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent,

such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrowers.

“Early Opt-in Election” means the occurrence of:

(1) a determination by the Agent, or a notification by the Borrowers to the Agent that the Borrowers have made a determination, that U.S. dollar-denominated bilateral credit facilities currently being executed, or that include language similar to that contained in Section 3.6.1, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) the joint election by the Agent and the Borrowers to replace LIBOR with a Benchmark Replacement.

“Other Rate Early Opt-in” means the Agent and the Borrowers have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.6.1(b) and paragraph (2) of the definition of “Benchmark Replacement”.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR Early Opt-in” means the Agent and the Borrowers have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.6.1(a) and paragraph (1) of the definition of “Benchmark Replacement”.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

ARTICLE III

conditions to effectiveness

Section 3.01 Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a) This Amendment. The Agent shall have received this Amendment, duly executed by Borrowers, Agent and the Lender.

(c) No Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(d) Payment of Fees and Expenses. The Agent shall have received from Borrowers costs and expenses owed to and/or incurred by the Agent arising in connection with this Amendment (including reasonable attorneys’ fees and costs).

(e) Other Documents. Borrowers shall have executed and delivered to the Agent such other documents and instruments as the Agent may require.

ARTICLE IV

ADDITIONAL COVENANTS AND MISCELLANEOUS.

Section 4.01 Acknowledgment by Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by each Obligor with all of the provisions of this Amendment: (a) are within the powers and purposes of each Obligor; (b) have been duly authorized or approved by the board of directors or managers of each Obligor; and (c) when executed and delivered by or on behalf of each Obligor, will constitute valid and binding obligations of each Obligor, enforceable in accordance with their terms. Each Obligor reaffirms its obligation to pay all amounts due to Agent and Lenders under the Loan Documents in accordance with the terms thereof, as modified hereby.

Section 4.02 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or in any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely thereon.

Section 4.03 Amendment as Loan Document. This Amendment shall constitute a Loan Document under the Loan Agreement. Any provision of any Loan Document which applies to Loan Documents generally shall apply to this Amendment. It shall be an Event of Default under the Loan Agreement if any Borrower breaches any covenant contained herein or if any representation or warranty contained herein proves to be inaccurate or untrue in any material respect.

Section 4.04 Reference to Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 4.05 Reserved.

Section 4.06 Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect and each Obligor ratifies and confirms its agreements and covenants contained therein.

Section 4.07 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.08 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION. SECTIONS 14.13 AND 14.14 OF THE LOAN AGREEMENT SHALL BE INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

Section 4.09 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and each Obligor and their respective successors and assigns; provided, however, that an Obligor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and Lenders.

Section 4.10 Counterparts; Electronic Delivery. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 4.11 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.12 NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE AGENT, LENDERS AND OBLIGORS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE AGENT, LENDERS AND OBLIGORS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first written above.

PARENT AND GUARANTOR:	BIG 5 SPORTING GOODS CORPORATION, a Delaware corporation
	By:	/s/ Barry D. Emerson
	Name:	Barry D. Emerson
	Title:	Executive Vice President & Chief Financial Officer
	Address:	2525 E. El Segundo Blvd. El Segundo, CA 90245

BORROWERS:	BIG 5 CORP., a Delaware corporation
	By:	/s/ Barry D. Emerson
	Name:	Barry D. Emerson
	Title:	Executive Vice President & Chief Financial Officer
	Address:	2525 E. El Segundo Blvd. El Segundo, CA 90245

BIG 5 SERVICES CORP., a Virginia corporation
	By:	/s/ Barry D. Emerson
	Name:	Barry D. Emerson
	Title:	Executive Vice President & Chief Financial Officer
	Address:	2525 E. El Segundo Blvd. El Segundo, CA 90245

First AMENDMENT TO LOAN, guaranty AND SECURITY AGREEMENT

(BIG 5)

SIGNATURE PAGE

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,

as Agent and Lender

By:	/s/ Mia K. Bolin
Name:	Mia K. Bolin
Title:	Senior Vice President

First AMENDMENT TO LOAN, guaranty AND SECURITY AGREEMENT

(BIG 5)

SIGNATURE PAGE